PART I.   FINANCIAL INFORMATION
ITEM 1.  FINANCIAL STATEMENTS

                     WATTS INDUSTRIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                  (Amounts in thousands, except share information)
                                   (Unaudited)
                                                         Mar. 31,      June 30,
                                                           1996          1995
                                                        _________     _________

CURRENT ASSETS
   Cash and cash equivalents..........................$         0   $     4,257
   Short-term investments.............................          0         4,483
   Trade accounts receivable, less allowance
     for doubtful accounts of $9,244 and $5,416.......     93,355        94,646
   Inventories:
         Finished goods...............................     67,275        78,850
         Work in process..............................     40,906        30,619
         Raw materials................................     70,735        67,602
                                                        _________     _________
                                                          178,916       177,071
   Prepaid expenses and other current assets..........     15,813        12,545
   Deferred tax benefit...............................     28,767        12,636
   Net Assets held for sale - current ..................   44,794        39,454
                                                        _________     _________
        Total Current Assets..........................    361,645       345,092

OTHER ASSETS
   Intangible assets, net.............................      6,723         7,743
   Goodwill...........................................     80,476       116,282
   Other..............................................      6,052         9,116
PROPERTY, PLANT AND EQUIPMENT
   Property, plant and equipment at cost..............    250,872       247,870
   Less allowance for  depreciation...................   (110,904)     (102,096)
NET ASSETS HELD FOR SALE - LESS CURRENT ................   49,771        51,974
                                                        _________     _________
TOTAL ASSETS                                          $   644,635   $   675,981
                                                        =========     =========


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable...................................$    45,645   $    34,789
   Accrued expenses...................................     73,278        46,120
   Accrued compensation and related items.............      7,764         7,280
   Income taxes.......................................      4,779         3,129
   Current portion of long-term debt..................      8,751        11,751
                                                        _________     _________
        Total Current Liabilities.....................    140,217       103,069

LONG-TERM DEBT, less current portion..................    125,954       132,489
DEFERRED INCOME TAXES.................................     15,985        16,372
OTHER LIABILITIES.....................................     10,691        11,304
MINORITY INTEREST.....................................      6,788         7,110
STOCKHOLDERS' EQUITY
   Class A Common Stock, $.10 par value;
   80,000,000 shares authorized, 18,315,738
   shares issued and outstanding at March 31..........      1,831         1,822
   Class B Common Stock, $.10 par value;
   25,000,000 shares authorized, 11,365,627
   shares issued and outstanding at March 31..........      1,137         1,140
   Additional paid-in capital.........................     96,262        95,496
   Retained earnings..................................    245,349       307,493
   Equity adjustment from translation.................        421          (314)
                                                        _________     _________
        Total Stockholders' Equity......................  345,000       405,637
                                                        _________     _________
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY............$   644,635   $   675,981
                                                        =========     =========
See accompanying notes to condensed consolidated financial statements.


                     WATTS INDUSTRIES, INC. AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Amounts in thousands, except share information)
                                   (Unaudited)
                                                        Three Months Ended
                                                         ________ _____________
                                                         Mar.31,       Mar.31,
                                                           1996          1995
                                                        _________     _________
   Net sales .........................................$   159,823   $   152,973
   Cost of goods sold ................................    114,882        97,101
                                                        _________     _________
        GROSS PROFIT .................................     44,941        55,872

   Selling, general & administrative expenses ........     51,053        34,605
   Restructuring charges & Other .....................     19,891             0
   Impairment of Long-lived Assets ...................     63,065             0
                                                        _________     _________
        OPERATING INCOME (LOSS) ......................    (89,068)       21,267

   Other (income) expense:
        Interest income ..............................       (163)         (357)
        Interest expense .............................      2,521         2,574
        Other - net ..................................        159          (364)
                                                        _________     _________
                                                            2,517         1,853
                                                        _________     _________
        EARNINGS (LOSS) FROM CONTINUING
        OPERATIONS BEFORE INCOME TAXES ...............    (91,585)       19,414
   Income tax provision (benefit) ....................    (11,282)        7,663
                                                        _________     _________
        INCOME (LOSS) FROM CONTINUING OPERATIONS .....$   (80,303)  $    11,751
        INCOME FROM DISCONTINUED OPERATIONS ..........      1,030           980
                                                        _________     _________
        NET INCOME (LOSS) ............................$   (79,273)  $    12,731
                                                        =========     =========
   Primary and fully-diluted earnings (loss) per share:
        CONTINUING OPERATIONS ..........................   ($2.70)         $0.40
        DISCONTINUED OPERATIONS ........................     $0.03         $0.03
                                                        _________     _________
        NET INCOME (LOSS) ..............................   ($2.67)         $0.43
                                                        =========     =========
   Cash dividends per share...........................     $ .0700       $ .0625
                                                        =========     =========
See accompanying notes to condensed consolidated financial statements.


                     WATTS INDUSTRIES, INC. AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Amounts in thousands, except share information)
                                   (Unaudited)
                                                        Nine Months Ended
                                                         ________ _____________
                                                         Mar.31,       Mar.31,
                                                           1996          1995
                                                        _________     _________
   Net sales .........................................$   470,545   $   426,977
   Cost of goods sold ................................    312,770       268,360
                                                        _________     _________
        GROSS PROFIT .................................    157,775       158,617

   Selling, general & administrative expenses ........    123,104        98,160
   Restructuring charges & Other .....................     19,891             0
   Impairment of Long-lived Assets ...................     63,065             0
                                                        _________     _________
        OPERATING INCOME (LOSS) ......................    (48,285)       60,457

   Other (income) expense:
        Interest income ..............................       (540)       (1,460)
        Interest expense .............................      7,496         6,838
        Other - net ..................................        981           587
                                                        _________     _________
                                                            7,937         5,965
                                                        _________     _________
        EARNINGS (LOSS) FROM CONTINUING
        OPERATIONS BEFORE INCOME TAXES ...............    (56,222)       54,492
   Income tax provision (benefit) ....................      2,366        21,593
                                                        _________     _________
        INCOME (LOSS) FROM CONTINUING OPERATIONS .....$   (58,588)  $    32,899
        INCOME FROM DISCONTINUED OPERATIONS ..........      2,226         2,387
                                                        _________     _________
        NET INCOME (LOSS) ............................$   (56,362)  $    35,286
                                                        =========     =========
   Primary and fully-diluted earnings (loss) per share:
        CONTINUING OPERATIONS ..........................   ($1.97)         $1.11
        DISCONTINUED OPERATIONS ........................     $0.08         $0.08
                                                        _________     _________
        NET INCOME (LOSS) ..............................   ($1.89)         $1.19
                                                        =========     =========
   Cash dividends per share...........................     $ .1950       $ .1725
                                                        =========     =========
See accompanying notes to condensed consolidated financial statements.




                     WATTS INDUSTRIES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                  (Amounts in thousands, except share information)
                                   (Unaudited)
                                                        Nine Months Ended
                                                         ________ _____________
                                                         Mar. 31,      Mar. 31,
                                                           1996          1995
                                                        _________     _________

OPERATING ACTIVITIES
   Net earnings (loss)                                $   (56,362)  $    35,286
   Adjustments to reconcile net earnings to net cash
     provided by operating activities:
   Restructuring                                           12,611
   Impairment of long-lived assets                         56,135
       Depreciation and amortization                       17,524        15,027
       Provision for deferred income taxes                 (1,649)          918
       Gain on disposal of fixed assets                       (15)         (422)
       Changes in operating assets and liabilities, net of effects from business acquisitions and discontinued operations:
           Accounts receivable                               (964)      (20,958)
           Inventories                                    (14,470)          671
           Prepaid  expenses and other assets                (804)       (5,059)
           Accounts payable and accrued expenses            8,392         6,450
           Accrued restructuring charge                    20,886             0
       Change in Discontinued Operations                   (2,298)         (730)
                                                        _________     _________
   NET CASH PROVIDED BY OPERATING ACTIVITIES               38,986        31,183

INVESTING ACTIVITIES
   Additions to property, plant and equipment             (20,161)      (17,827)
   Proceeds from disposal of equipment                      2,267         1,229
   Increase in intangible assets                           (1,392)         (482)
   Discontinued  Operations:
        Additions to property, plant and equipment           (839)       (2,430)
        Proceeds from disposal of equipment                    17             0
   Business acquisitions, net of cash acquired            (13,110)      (76,828)
   Repayment of debt of acquired businesses                     0       (13,709)
   Net changes in short-term investments                    4,483        53,756
                                                        _________     _________
   NET CASH USED IN  INVESTING ACTIVITIES                 (28,735)      (56,291)

FINANCING ACTIVITIES
   Proceeds from exercise of stock options                    681         1,775
   Proceeds of long-term borrowings                        42,567        31,430
   Payments of long-term debt                             (52,425)       (2,775)
   Cash dividends                                          (5,782)       (5,100)
                                                        _________     _________
   NET CASH PROVIDED BY (USED IN)  FINANCING ACTIVITIES   (14,959)       25,330

Effect of exchange rate changes on cash
   and cash equivalents                                       451          (454)
                                                        _________     _________
(DECREASE)  IN CASH AND CASH EQUIVALENTS                   (4,257)         (232)

Cash and cash equivalents at beginning of period            4,257         6,067
                                                        _________     _________
CASH AND CASH EQUIVALENTS AT END OF PERIOD            $         0   $     5,835
                                                        =========     =========

See accompanying notes to condensed consolidated financial statements.